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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported):  August 31, 2001
                                                          ---------------


                            CYBERIAN OUTPOST, INC.
                              a/k/a  Outpost.com
                              ------------------
            (Exact name of registrant as specified in its charter)


          DELAWARE                 000-24659           06-1419111
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(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)          File Number)      Identification No.)


23 North Main Street - P.O. Box 636, Kent, Connecticut         06757
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       (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (860) 927-2050
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ITEM 5.   OTHER EVENTS.
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     On August 31, 2001, the registrant publicly disseminated a press release announcing that it had reached an agreement with Fry's Electronics, Inc. pursuant to which Fry's Electronics will acquire the registrant for $0.25 per share in cash. Fry's Electronics is a closely held private company and leading retail electronics supplier for the Hi-tech Professional. The agreement became effective on September 4, 2001 after the termination of the registrant's existing merger agreement with PC Connection, Inc.

     The Boards of the Registrant and Fry's Electronics have unanimously approved the transaction and expect it to close in the fourth quarter of 2001. The transaction is subject to approval of the registrant's stockholders and to other closing conditions.

     In addition, Fry's Electronics has agreed to loan the registrant up to $13 million to repay PC Connection, to pay off the registrant's secured debt and to provide funds for working capital. The loan will be secured by all of the registrant's assets.

     The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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  (c)     Exhibits.

          99.1      Press Release dated August 31, 2001.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CYBERIAN OUTPOST, INC.
                                    (Registrant)



Date:  September 4, 2001            By: /s/ Christopher J. Walls
                                        ------------------------
                                        Christopher J. Walls
                                        Vice President and Corporate Counsel

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                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                      Sequential
Number              Description                              Page Number
-------             -----------                              -----------

99.1                Press Release dated August 31, 2001           5

                                       4